UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2017, we entered into a consulting agreement (the “Agreement”) with Keith D. Spickelmier, the Chairman of our Board of Directors. The Agreement has a two-year term, commencing on March 1, 2017 and ending on February 28, 2019. For Mr. Spickelmier’s provision of services, the Agreement originally required us to pay to Mr. Spickelmier $125,000 for our fiscal commencing on March 1, 2017 and ending on February 28, 2018 and another $125,000 for our fiscal commencing on March 1, 2018 and ending on February 28, 2019. The timing of these payments is subject to the reasonable agreement of the parties, barring which each such payment shall be made on the last day of the related fiscal year.

On July 5, 2018, we entered into a first amendment to the Agreement. Per this amendment, we agreed to increase the consulting fees for Mr. Spickelmier for our fiscal commencing on March 1, 2018 and ending on February 28, 2019 from an aggregate of $125,000 to an aggregate of $160,000, a $35,000 increase. Other than for the preceding, the Agreement was not amended in any other respect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.02 of this Report to the extent necessary.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	First Amendment dated July 5, 2018 to Consulting Agreement made and entered into as of the 1st day of November 2017 but effective as of the 1st day of March 2017 by and between Keith D. Spickelmier and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date: July 9, 2018	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer